                                                                    Exhibit 3.18

                            CERTIFICATE OF FORMATION

                                       OF

                                   YANKEE LLC

     This Certificate of Formation of Yankee LLC (the "LLC"), dated July 1, 2003, is being duly executed and filed by Darice Angel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is Yankee
LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                    /s/ Darice Angel
                                        ----------------------------------------
                                                      Darice Angel
                                                   Authorized Person

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                              CERTIFICATE OF MERGER

                                     Merging
                   Roadway Corporation, a Delaware corporation
                                      Into
                Yankee LLC, a Delaware limited liability company

     Pursuant to the provisions of Section 264 of the Delaware General Corporation Law (the "DGCL") and Section 18-209 of the Limited Liability Company Act of the State of Delaware (the "DLLCA"), the undersigned limited liability company submits the following Certificate of Merger for the purpose of effecting a merger of domestic entities under the DGCL and the DLLCA.

     1. The name and state of incorporation or organization of each of the constituent entities is as follows:

          ------------------------------   -------------------------
          Name of Corporation or Limited   State of Incorporation or
                Liability Company                 Organization
          ------------------------------   -------------------------
                Roadway Corporation                Delaware
          ------------------------------   -------------------------
                    Yankee LLC                     Delaware
          ------------------------------   -------------------------

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

     3. The name of the surviving limited liability company is Yankee LLC (the "Surviving Entity").

     4. The Certificate of Formation of Yankee LLC shall be the Certificate of Formation of the Surviving Entity.

     5. The executed agreement of merger is on file at the principal place of business of the Surviving Entity, located at 1077 Gorge Boulevard, Akron, Ohio 44310.

     6. A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member in either constituent entity.

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     IN WITNESS WHEREOF, this Certificate of Merger has been executed by the undersigned, a duly authorized officer of the Surviving Entity, as of the 11/th/ day of December, 2003.

                                        Yankee LLC


                                        By:       /s/ Daniel J. Churay
                                           -------------------------------------
                                                      Daniel J. Churay
                                             Senior Vice President, General
                                                    Counsel and Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                                   YANKEE LLC

     1.   The name of the limited liability company is Yankee LLC.

2. Article First of the Certificate of Formation of the limited liability company shall be amended to read in its entirety as follows:

          "First. The name of the limited liability company is Roadway LLC."

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Yankee LLC this 11th day of December, 2003.

                                        Yellow Roadway Corporation,
                                        the Sole Member


                                        By:    /s/ Daniel J. Churay
                                           -------------------------------------
                                        Name:  Daniel J. Churay
                                        Title: Sr. Vice President, General
                                               Counsel and Secretary